UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2010

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On June 20, 2010, Landry’s Restaurants, Inc., a Delaware corporation ("Landry’s" or the "Company"), entered into a Second Amendment to Agreement and Plan of Merger (the "Second Amendment") with Fertitta Group, Inc., a Delaware corporation ("Parent"), Fertitta Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and for certain limited purposes, Tilman J. Fertitta ("Mr. Fertitta").

Pursuant to the terms of the Second Amendment, the Agreement and Plan of Merger dated as of November 3, 2009, as amended by the First Amendment to Agreement and Plan of Merger dated as of May 23, 2010 (together with the Second Amendment, the "Merger Agreement"), among the foregoing parties was amended such that each outstanding share of common stock of the Company (the "Common Stock"), other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who perfect appraisal rights under applicable law, will be cancelled at the effective time of the merger and converted into the right to receive $24.50 in cash, without interest.

The Merger Agreement is subject to approval by the Company’s stockholders, including approval by the holders of a majority of the Common Stock voted at the special meeting to be called by the Company and not owned by Mr. Fertitta and the other Company directors.

The Company’s Board of Directors, acting upon the unanimous recommendation of a Special Committee comprised entirely of outside, non-employee directors, has approved the Merger Agreement and the Voting Agreements (defined below) and has recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment which is attached as Exhibit 2.1 and incorporated herein by reference.

The Second Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties, and covenants contained in the Second Amendment were made only for purposes of that agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover information concerning the subject matter of the representations and warranties may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreements

In connection with the Second Amendment, the Company entered into voting agreements (the "Voting Agreements") with Pershing Square Capital Management, L.P. ("PSCM"), as investment advisor for, and on behalf of, Pershing Square International, Ltd. ("PS International"), Pershing Square, L.P. ("PS") and Pershing Square II, L.P. ("PS II"), and Pershing Square GP, LLC ("PSGP", and together with PSCM, "Pershing Square"), as the general partner for, and on behalf of, PS and PS II, and with Richard T. McGuire (together with Pershing Square, the "Stockholders"), pursuant to which PSCM and Mr. McGuire have agreed to vote the Company shares beneficially owned by them (and PSGP in the case of PSCM), subject to the terms and conditions set forth in the Voting Agreements, (i) in favor of the adoption of the Merger Agreement and the approval of other actions required in furtherance thereof, (ii) against the approval of any proposal made in opposition to or in competition with the Merger Agreement or the consummation of the merger as provided in the Merger Agreement, including any acquisition proposal (as defined in the Merger Agreement), and (iii) against (A) any merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the merger or any of the other transactions contemplated by the Merger Agreement. On June 18, 2010, the Stockholders collectively beneficially owned approximately 9.9% of the Company’s outstanding shares of Common Stock. Parent is a third party beneficiary under each of the Voting Agreements.

Pursuant to the Voting Agreements, the Stockholders cannot grant a proxy or power of attorney with respect to any of the shares in the Company they beneficially own or subject any such shares to a voting trust or other voting agreement or arrangement, except as provided in the Voting Agreements, take any action that would prevent or materially impair the Stockholders from performing any of their obligations under the Voting Agreements, or transfer any of the shares in the Company they beneficially own or any interest therein, other than pursuant to the Merger Agreement or in a transfer under which the transferee remains subject to the applicable Voting Agreement.

Each Voting Agreement will terminate when the first of the following occurs: (i) the Special Committee of the Board of Directors of the Company determines a competing proposal is a superior proposal (as such term is defined in the Merger Agreement); (ii) the Merger Agreement is terminated, including in connection with a termination by the Company in order to enter into an agreement with respect to a superior proposal; (iii) the Merger Agreement is further amended, or any provision thereunder is waived, that reduces or changes the form of the merger consideration, adds or modifies any closing condition, materially delays the closing of the merger or adversely affects in any material respect the rights or obligations of the parties under the Voting Agreement as of the date of the Voting Agreement; (iv) December 31, 2010; (v) the effective time of the merger under the Merger Agreement; and (vi) the agreement of the parties (subject to Parent’s consent).

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, dated as of June 20, 2010, by and among the Company and Pershing Square and the Voting Agreement, dated as of June 20, 2010, by and between the Company and Richard T. McGuire, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") on December 1, 2009. Investors and security holders are strongly advised to read the definitive proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas, 77027, telephone: (713) 386-7000 or on the Company’s website at http://www.LandrysRestaurants.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

Item 7.01 Regulation FD Disclosure.

On June 21, 2010, the Company issued a press release announcing that it had entered into the Second Amendment and the Voting Agreements. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

2.1 Second Amendment to Agreement and Plan of Merger, dated as of June 20,
2010, by and among Landry’s Restaurants, Inc., Fertitta Group, Inc., Fertitta
Merger Co., and Tilman J. Fertitta for certain limited purposes.

10.1 Voting Agreement, dated as of June 20, 2010, by and among Landry’s
Restaurants, Inc., Pershing Square Capital Management, L.P. and Pershing Square
GP, LLC.

10.2 Voting Agreement, dated as of June 20, 2010, by and between Landry’s
Restaurants, Inc. and Richard T. McGuire.

99.1 Press Release dated June 21, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

June 21, 2010	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of June 20, 2010, by and among Landry's Restaurants, Inc., Fertitta Group, Inc., Fertitta Merger Co., and Tilman J. Fertitta for certain limited purposes
10.1	Voting Agreement, dated as of June 20, 2010, by and among Landry's Restaurants, Inc., Pershing Square Capital Management, L.P., and Pershing Square GP, LLC
10.2	Voting Agreement, dated as of June 20, 2010, by and between Landry's Restaurants, Inc. and Richard T. McGuire
99.1	Press Release dated June 21, 2010